Exhibit 99.8

Talking Points about the Transaction

December 11, 2013

IF THIS IS THE FIRST THEY’VE HEARD OF IT, START HERE:

•	As you know, TEP/UES is a solid local utility, and our parent company, UNS Energy, has developed a widespread reputation in our industry as a well-run, publicly traded company and a sound investment.

•	Our performance attracted an acquisition offer, and our board has agreed to transaction that is going to provide some very good benefits for both our company and the community.

•
UNS Energy has agreed to be acquired by Fortis, the largest investor-owned gas and electric distribution utility company in Canada. If the acquisition is approved by our shareholders and regulators, we would become a wholly owned subsidiary of Fortis.

IF THEY’VE ALREADY HEARD, START HERE:

•	This acquisition won’t change anything about our local operations

◦	TEP/UES will remain headquartered in Tucson/Arizona, with all of our local offices

◦	Current management team and all employees will be retained

◦	Rates won’t change

◦	Name won’t change

◦	Community engagement and outreach won’t change

◦	Business operations won’t change, including our commitment to safe, reliable service

•	Fortis is a well-respected utility holding company

◦	They own utilities that provide gas and electric service to 2.4 million customers in Canada, the United States and the Caribbean.

◦	They share our commitment to customer focus and safe, reliable service

◦	They rely on their local utility managers to oversee operations and make key decisions

•	The acquisition provides us with new financial strength

◦	Improved access to capital for infrastructure needs

◦	Upon closing of deal, Fortis will provide UNS Energy with $200 million to strengthen our balance sheet and help fund our plan to purchase Unit 3 at the Gila River Power Plant

◦	Their resources will help us face the capital intensive long-term challenges posed by increasingly strict environmental controls and new regulatory requirements

•	Timeline going forward:

◦	Shareholder vote - first half of 2014

◦	Application for ACC approval - filed first half of 2014

◦	ACC vote, and other necessary regulatory approvals (FERC, etc.) - later in 2014

◦	Acquisition close - expected before the end of 2014

•	Refer them to appropriate website (tep.com, uesaz.com) for more information and updates

•	Address any other questions using the customer QA on website

Forward-Looking Statements

Exhibit 99.8

Statements included in this news release and any documents incorporated by reference which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Exchange Act. Forward-looking statements may be identified by words including “anticipates,” “intends,” “estimates,” “believes,” “projects,” “expects,” “plans,” “assumes,” “seeks,” and similar expressions. Forward-looking statements including, without limitation, those relating to UNS Energy Corporation’s and its subsidiaries’ future business prospects, revenues, proceeds, working capital, investment valuations, liquidity, income, and margins, as well as the timing and consequences of the Fortis acquisition, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to several important factors, including those identified from time-to-time in the forward-looking statements. Those factors include, but are not limited to: the possibility that various conditions precedent to the consummation of the Fortis transaction will not be satisfied or waived; the ability to obtain shareholder and regulatory approvals of the Fortis transaction on the timing and terms thereof; state and federal regulatory and legislative decisions and actions; regional economic and market conditions which could affect customer growth and energy usage; weather variations affecting energy usage; the cost of debt and equity capital and access to capital markets; the performance of the stock market and changing interest rate environment, which affect the value of our pension and other retiree benefit plan assets and the related contribution requirements and expense; unexpected increases in O&M expense; resolution of pending litigation matters; changes in accounting standards; changes in critical accounting estimates; the ongoing restructuring of the electric industry; changes to long-term contracts; the cost of fuel and power supplies; cyber attacks or challenges to our information security; and the performance of TEP's generating plants; and certain presently unknown or unforeseen factors, including, but not limited to, acts of terrorism. UNS Energy Corporation and its subsidiaries undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. Given these uncertainties, undue reliance should not be placed on the forward-looking statements.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, UNS Energy Corporation will file a proxy statement with the SEC and intends to file other relevant materials with the SEC. Investors and security holders of UNS Energy Corporation are urged to read the proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the proposed acquisition and related matters. The final proxy statement will be mailed to UNS Energy Corporation stockholders. Investors and stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by UNS Energy Corporation, at the SEC's website, www.sec.gov. These documents (when they are available) can also be obtained by investors and stockholders free of charge from UNS Energy Corporation by directing a request to Library and Resource Center, UNS Energy Corporation, 88 E. Broadway Boulevard, Mail Stop HQW302, Tucson, Arizona 85701.

Participants in the Solicitation of Proxies

This communication is not a solicitation of a proxy from any security holder of UNS Energy Corporation. However, UNS Energy Corporation, Fortis and certain of their respective directors and executive officers, under SEC rules, may be deemed to be participants in the solicitation of proxies from shareholders of UNS Energy Corporation in connection with the proposed acquisition. Information about UNS Energy Corporation’s directors and executive officers may be found in its 2012 Annual Report on Form 10-K filed with the SEC on February 27, 2013, and definitive proxy statement relating to its 2013 Annual Meeting of Stockholders filed with the SEC on March 21, 2013. Information about Fortis’ directors and executive officers may be found in its Management Information Circular available on its website at www.fortisinc.com. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the merger will be included in the proxy statement and other relevant materials filed with the SEC when they become available.